                   DEPARTMENT 56, INC. STOCK OPTION AGREEMENT
  FOR PERFORMANCE-VESTING OPTIONS UNDER THE XXXX STOCK {OPTION/INCENTIVE} PLAN

  Optionee:                                      Date: MAY XX, 2000
  Number of Shares subject to the Option:        Exercise Price per Share: $____

1.    GENERAL.

      1.1 The Company hereby grants to the Optionee, subject to the terms of this Agreement and the Company's xxxx Stock {Option} {Incentive} Plan (the "Plan"), the right and option (the "Option") to purchase, at the Exercise Price, the number of Shares set forth above. The number of Shares and the Exercise Price are subject to adjustment as provided in Section {7(a)} {12} {13} of the Plan, which is made a part hereof as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, (a) the term "person" shall mean an individual, a corporation, a partnership, an association, a trust, a sole proprietorship, a limited liability company, or any other entity or organization, including a government or governmental agency, instrumentality, authority, commission or court, (b) the term "Affiliate" of the Company shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and (b) the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through the ownership of equity interests, by contract or otherwise.

      1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      1.3 The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the date hereof (the "Exercise Term"); PROVIDED, HOWEVER, that the Option may be earlier terminated as provided in Section 4 or 5 hereof.

2.    EXERCISABILITY OF OPTIONS.

      2.1 VESTING. Subject to the provisions of this Agreement and the Plan, the Option shall become exercisable with respect to the percentage of Shares indicated by the formula graphically depicted on Exhibit A hereto only upon Board determination that both of the following conditions have been satisfied:

               (a) the Company's Income from Operations for the 2000 fiscal year equalled or exceeded 90% of the amount forecast by management at the Company's May 11, 2000 Board meeting; and

               (b) the Company achieved a dollar level of reduction in fiscal year 2000 S,G&A expenditures equal or greater than the amount identified as "Estimated department reductions" by management at the Company's May 11, 2000 Board meeting.

      The determination as to what extent such performance objectives are met shall be made by the Board concurrent with the Board meeting at which the Company's audited financial statements for the 2000 fiscal year are reviewed and approved; PROVIDED, HOWEVER, that the Board shall have the right to reduce, to whatever extent it believes appropriate, the actual number of Shares which the Optionee has the vested right to purchase under this Option in the event that the Board, in its sole discretion, determines the Optionee's job performance for the 2000 fiscal year warrants such reduction.

      Notwithstanding the foregoing, in the event that none of the Option vest pursuant to the preceding sentences of this Section 2.1, all of the Option shall vest on the date which is the seventh anniversary of the date hereof so long as the Optionee has not Terminated prior to such anniversary.

      2.2 TIMING OF EXERCISE. The Optionee or the guardian, executor, administrator or other legal representative (each a "Legal Representative") of the Optionee (all references herein to "Optionee" being deemed to include the Optionee's Legal Representative, if any, unless the context otherwise requires) may exercise the Option, in whole or in part, at any time or from time to time, but only to the extent the Option is exercisable at such time.

      2.3 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall become immediately and fully exercisable.

3.    MANNER OF EXERCISE AND PAYMENT.

      3.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice, in person or by mail, to the Secretary of the Company, at the Company's principal executive office (or such other address as the Company may from time to time notify the Optionee in writing). Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by his or her Legal Representative. The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

      3.2 The notice of exercise described in Section 3.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, such purchase price to be paid by check. Not less than 100 Shares may be purchased at any one time upon an exercise of the Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

      3.3 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until the conditions in Section {7.3} of the Plan have been satisfied.

4.    CERTAIN RESTRICTIONS.

      4.1 NON-TRANSFERABILITY. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her Legal Representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

      4.2 EMPLOYMENT TERMINATION. (a) Except as may be agreed between the Committee and the Optionee, if the Optionee shall no longer be employed by the Company or any of its Subsidiaries, or, if the Option was granted by reason of the Optionee serving as a director of the Company or any of its Subsidiaries, the Optionee shall cease to serve as a director of the Company or any of its Subsidiaries, for any reason whatsoever ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company or any of its Subsidiaries under any employment agreement or otherwise, the Option, to the extent it is not exercisable pursuant to Section 2.1 or 2.3 hereof at the date of such Termination, shall terminate and shall be of no further force and effect from and after the date of such Termination (the "Termination Date").

      (b) If any portion of the Option is exercisable pursuant to Section 2.1 or
2.3 hereof on the Termination Date, the Terminated Optionee may exercise the Option, to the extent the Option was exercisable on the Termination Date, at any time on or before the earliest of --

                 (i) forty-eight (48) months after the Optionee's date of death;

                 (ii) twelve (12) months after the Optionee's Termination before his or her attainment of age sixty (60) if his or her service is Terminated for any reason other than death or Cause; or

                 (iii) the last day of the Exercise Term -

PROVIDED, HOWEVER, that if the Optionee dies within the period following Termination during which the Option is exercisable as set forth above and has not fully exercised the Option prior to death, then the Legal Representative may exercise the Option, to the extent the Option was exercisable on the Termination Date, at any time within forty-eight (48) months after the Legal Representative is appointed (but in no event after the expiration of the Exercise Term).

Notwithstanding anything in this Agreement to the contrary, in the event the Optionee's Termination is for Cause ("Cause" shall exist if: (x) the Optionee is convicted of, or pleads NOLO CONTENDERE to, any felony which has materially and adversely impacted the Company's financial condition or reputation, or (ii) the Optionee has engaged in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his or her duties which has materially and adversely impacted the Company's financial condition or reputation), then the Option shall terminate in its entirety as of the Termination Date, and shall be deemed forfeited and of no further force or effect from and after the Termination Date.

5. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

6. WITHHOLDING. Prior to the issuance of any Shares to the Optionee hereunder, the Optionee shall remit to the Company the full amount of any applicable Withholding Taxes. The Company shall have the right to deduct from any distribution of cash to the Optionee any amount necessary in satisfaction of any applicable Withholding Taxes.

7. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8. ACKNOWLEDGMENT. The Optionee hereby acknowledges prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that s/he has reviewed the Plan and this Agreement and understands his or her rights and obligations thereunder and hereunder. The Optionee also acknowledges that s/he has been provided with such information concerning the Company, the Plan and this Agreement as s/heand his or her advisors have requested.

DEPARTMENT 56, INC.


By:__________________________________     ______________________________________
                                                         Optionee: